EXHIBIT 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

We consent to the use in this Registration Statement of Sontra Medical Corporation on Form SB-2 of our report dated January 30, 2004, relating to the financial statements of Sontra Medical Corporation, and to the reference to our Firm under the caption “Experts” in the Prospectus, which is a part of this Registration Statement.

/s/ WOLF & COMPANY, P.C.
Wolf & Company, P.C.

Boston, Massachusetts
January 12, 2005